CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Form SB-2 of our report dated March 6, 2007 relating to the consolidated financial statements of Communicate.com Inc., which appears in Communicate.com Inc.’s Form 10-KSB for the years ended December 31, 2006 and 2005.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants

Vancouver, Canada

November 27, 2007